EXHIBIT 10.2

FORM OF
PROMISSORY NOTE

DATE: July 07, 2014	CITY: Santa Ana	STATE: California

PRINCIPAL AMOUNT: ________

LENDER: ___________________

BORROWER:	BioCorRx, Inc. 601 North Parkcenter Drive, Suite 103 Santa Ana, California 92705 E.I.N.: 26-1972677

RECITALS:

This note amends and restates in its entirety that certain Convertible Note dated April 5, 2013, made by the Borrower in favor of the Lender in the original principal amount of _____ ($____) (the “Existing Note”); provided, that this Note is given solely in substitution of the Existing Note and not in repayment or satisfaction thereof. The Borrower hereby acknowledges and agrees that simultaneously with the Borrower’s execution and delivery of this Note to the Lender, the Lender has agreed to deliver, and is in fact delivered, to the Borrower the Existing Note, marked “cancelled”.

1. PAYMENT AMOUNT: For value received, Borrower promises to pay to the order of Lender the sum of ($______) as set forth in Exhibit A, together with interest and other charges provided herein pursuant to the terms of this Note.

2. INTEREST: Interest on the balance due shall accrue from the date of this Note at the rate of twelve percent (12%) per annum.

3. INSTALLMENT PAYMENTS AND BALOON PAYMENT: Borrower will make monthly installment payments, which include principal and interest, of not less than _____ ($____), beginning on August 15, 2014 and continuing on the fifteenth (15th) day of each month until July 15, 2016. Borrower agrees to pay the remaining principal balance and interest on or before July 15, 2016.

4. PREPAYMENT: Any portion or all of the balance due on this Note may be prepaid at any time without penalty.

5. PLACE OF PAYMENT: All payments shall be made payable to Lender and delivered or sent to the address of Lender as provided below, or at such other place as Lender may hereafter designate in writing.

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6. LATE PAYMENT CHARGE: If any payment is fifteen (15) or more days in arrears then, without notice of delinquency, a charge of five percent (5%) of the payment shall be charged to Borrower and added to the balance due on this Note and shall bear interest at the rate herein described. Such late payment charge shall be paid by Borrower within seven (7) days of the date it is incurred. Lender shall have the continued right to declare a breach of this agreement for Borrower's failure to pay such late payment charge and/or the payment on which it is based. Failure to enforce payment of this late payment charge and/or the payment on which it is based shall not constitute a waiver of Lender's right to assert such breach nor a waiver of Lender's right to enforce any provision of this Promissory Note.

7. DEFAULT/TIME OF ESSENCE: Time of payment and performance is of the essence of this Promissory Note. In the event that Borrower shall fail to make any payment due or to perform any of the terms of this agreement, Lender, at Lender's option and subject to the requirements of notice provided herein, shall have the following rights (no one of which shall be waived by exercise of another):

a.	To declare the full, unpaid balance of this Note, plus interest and other charges accruing thereon, immediately due and payable;

b.	To specifically enforce the terms of this agreement by suit in equity;

c.	To bring an action for the unpaid and overdue payments without waiving the right to pursue the principal balance, interest, and additions thereto which are due pursuant to the terms of this Note; and

d.	To pursue any and all other rights and remedies provided in law or equity.

8. DEFAULT NOTICE: Lender shall not be required to give notice of Borrower's failure to make payments provided herein. However, Borrower shall not be deemed in default for failing to perform any covenant or condition of this Promissory Note, other than the making of payments due hereunder, until notice of said default has been given by Lender to Borrower and Borrower shall have failed to remedy said default within ten (10) days after the giving of the notice. Notice for this purpose shall be deemed to have been given by the deposit in the mail of a certified letter containing said notice and addressed to Borrower at the address herein described. Unless Borrower sends payment by certified mail, Borrower specifically accepts the risk of loss of any payment in the mail or in transfer to the Lender or Lender's agent; and it shall be Borrower's duty to verify that the payment actually has been received if Borrower desires such verification.

9. NON-WAIVER: Failure by Lender at any time to require performance by Borrower of any of the provisions hereof shall in no way affect Lender's right hereunder to enforce the same nor shall any waiver by Lender of any breach hereof be held to be a waiver of any succeeding breach or waiver of this non-waiver clause.

10. MODIFICATION: This Promissory Note may be modified only by written agreement signed by both Lender and Borrower.

11. APPLICABLE LAW: Notwithstanding the fact that Borrower is a Nevada corporation with its principal place of business located in California, the parties acknowledge, agree and have negotiated that this Note shall be governed by the laws of the State of California and jurisdiction shall be deemed proper at Los Angeles County, California.

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12. ATTORNEY FEES: If this Promissory Note is placed in the hands of an attorney for collection, Borrower promises and agrees to pay Lender's reasonable attorney and legal assistant fees and collection costs, including title and financing statement search costs, even though no suit or action is filed hereon; however, if a suit or an action is filed hereon, the amount of such reasonable attorney and legal assistant fees and other costs shall be fixed by the court or courts, in which the suit or action, including any appeal therefrom, is tried, heard, or decided. In the event that Borrower files for protection under the U.S. Bankruptcy Act during the term of this agreement, Borrower  shall pay to Lender all of Lender's attorney fees and costs incurred to protect Lender's interest during the term of the bankruptcy, whether or not Lender is the prevailing party.

BORROWER:

BioCorRx, Inc. a Nevada corporation

By:	/s/ Brady Granier
Name:	Brady Granier
Its:	Chief Operating Officer

By:	/s/ Neil Muller
Name:	Neil Muller
Its:	President

By:	/s/ Lourdes Felix
Name:	Lourdes Felix
Its:	Chief Financial Officer

LENDER:

By:	/s/ Lender
Name:	Lender
Its:

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BioCorRx Inc.